                                          File No. 333-____________
Post-Effective Amendment No.1 to Registration Statement No.33-49913 Post-Effective Amendment No.2 to Registration Statement No.33-40272
============================================================


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                       __________________

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                         ______________

                THE CHASE MANHATTAN CORPORATION
        (formerly known as Chemical Banking Corporation)
     (Exact name of Registrant as specified in its charter)

      Delaware                             13-2624428
(State or other jurisdiction (I.R.S. Employer Identification No.)
of incorporation or organization)

         270 Park Avenue, New York, New York 10017-2070
                         (212) 270-6000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

              THE CHASE MANHATTAN 1996 LONG-TERM
                         INCENTIVE PLAN
                    (Full Title of the Plan)
                         _______________

                        ANTHONY J. HORAN
                       Corporate Secretary
                The Chase Manhattan Corporation
         270 Park Avenue, New York, New York 10017-2070
                         (212) 270-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                            Copy to:

                      NEILA B. RADIN, ESQ.
                The Chase Manhattan Corporation
                        270 Park Avenue
                  New York, New York  10017-2070
                         _________________

                 CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------

Title of    Amount to Be Proposed   Proposed   Amount of
Securities  Registered   Maximum    Maximum    Registration
to Be                    Offering   Aggregate  Fee
Registered               Price Per  Offering
                         Share (1)   Price (1)

- ------------------------------------------------------------

Common Stock,
par value $1
per share... 35,000,000   $67.6875    $2,369,062,500   $816,918.10
               shares
- ------------------------------------------------------------

  (1)  Pursuant to Rule 457(h) under the Securities Act of
1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock on the composite reporting system for stocks listed on the New York Stock Exchange, Inc. on July 8, 1996.

     Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement constitutes Post-Effective Amendment No.1 to Registration Statement on Form S-8 (File No. 33-49913) and Post-Effective Amendment No.2 to Registration Statement on Form S-8 (File No.33-40272).




============================================================

                             PART I

Item 1.  Plan Information.

       The   Chase   Manhattan  Corporation  (the "Corporation")
(formerly Chemical Banking Corporation) will deliver, or cause to be delivered, the Prospectus relating hereto to each offeree of securities covered by this Registration Statement.


Item   2.   Registrant  Information  and  Employee  Plan
Annual Information.

      The Corporation will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Office of the Secretary, The Chase Manhattan Corporation,
270 Park Avenue, New York, New York  10017-2070 (telephone (212)
270-4040).


                            PART II

Item 3.  Incorporation of Certain Documents By Reference.

      There are incorporated herein by reference the following documents of the Corporation heretofore filed by it with the Securities and Exchange Commission:

          (i) Annual Report on Form 10-K for the year ended December 31, 1995;

         (ii) Quarterly Report on Form 10-Q for the quarter ended March 31,
              1996;

        (iii) Current Reports on Form 8-K dated January 12, 1996,
              January 18, 1996, January 19, 1996, February 5, 1996,
              March 25, 1996, March 31, 1996 and April 16, 1996; and

         (iv) The description of the Common Stock set forth in the Corporation's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating that description.

      All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

      Only securities registered under Section 12 of the Exchange Act are being offered.


Item 5.  Interests of Named Experts and Counsel.

      The consolidated financial statements of the Corporation as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 incorporated in this Prospectus by reference to the Corporation's 1995 Annual
Report and by reference, to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The legality of the shares of Common Stock offered hereunder has been passed upon for the Corporation by Neila B. Radin, counsel to the Corporation and a Senior Vice President and Associate General Counsel of Chemical Bank.


Item 6.  Indemnification of Directors and Officers.

      Pursuant  to  the  Delaware General  Corporation  Law
(the "DGCL"),  a  corporation may indemnify any person  in
connection with  any  threatened,  pending  or  completed  action,
suit  or proceeding,   whether   civil,   criminal,   administrative
or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of
such corporation   in   such   capacity   for   another
corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably
believed to   be  in  or  not  opposed  to  the  best  interests  of
such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      The  DGCL provides that the indemnification described
above shall  not be deemed exclusive of other indemnification that
may be   granted   by   a  corporation  pursuant  to   its   By-
Laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

      The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

     The Restated Certificate of Incorporation of the
Corporation provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      The  Corporation's  Restated Certificate  of
Incorporation empowers the Corporation to indemnify any director, officer, employee or agent of the Corporation or any other person who is serving at the Corporation's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

     The Corporation's Restated Certificate of Incorporation
also empowers  the  Corporation by action of its Board  of
Directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of the Corporation or any other person who  is serving  at  the Corporation's request in any such capacity with another  corporation, partnership, joint venture, trust or other enterprise  (including, without limitation, an  employee benefit plan)  against any liability asserted against him or incurred  by him  in  any  such  capacity arising out of his  status  as
such including,   without  limitation,  expenses,   judgments,
fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not the Corporation would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

        In addition, the Corporation's By-laws require
indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The By-laws provide a
clear and unconditional right to indemnification  for
expenses (including attorneys' fees), judgments, fines and amounts paid in settlement  actually and reasonably incurred  by  any
person in connection   with   any   threatened,   pending   or
completed investigation, claim, action, suit or proceeding, whether
civil, administrative  or  investigative  (including,  to   the
extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Corporation or, at the request of the Corporation, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The By-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Corporation and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by the Corporation. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws, which right of indemnification and of advancement of expenses is not exclusive.

      The Corporation's By-laws also provide that the Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the indemnification provisions in the By-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

Item 7.  Exemption From Registration Claimed.

       This item is not applicable.


Item 8.  Exhibits.

          4.1 Amended and Restated Certificate of Incorporation of the Corporation.

          4.2   By-Laws   of   the   Corporation   as amended
          (incorporated herein by reference to Exhibit 3.2 of the
          Corporation's  Annual  Report  on  Form   10-K, dated
          December 31, 1993, File No. 1-5805).

          5. Opinion of Neila B. Radin, counsel to the Corporation and a Senior Vice President and Associate General Counsel of Chemical Bank, as to the legality of the Common Stock being registered and to be issued by the Corporation.

          23.1 Consent of Price Waterhouse LLP.

          23.2 Consent of Neila B. Radin (included in Exhibit 5).

          24   Powers of Attorney.



Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, of the securities offered hereby, a post-effective amendment to this Registration Statement:

          (i)    to  include any prospectus required  by Section
10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided,  however, that the undertakings in paragraphs  (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the
provisions of Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event  that  a claim for indemnification against such
liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has  been settled by controlling precedent, submit to a
court  of appropriate    jurisdiction    the    question    whether
such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 10th day of July, 1996.


                            THE CHASE MANHATTAN CORPORATION


                              By: /s/ Anthony J. Horan
                                   Anthony J. Horan
                                   Secretary

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature       Capacity                    Date

                       Chairman of the Board,
                       Chief Executive Officer
                       and Director
                       (Principal Executive
           *             Officer)                  July 10, 1996
Walter V. Shipley


                       President,
           *           Chief Operating Officer
Thomas G. Labrecque    and Director                July 10, 1996


                       Senior Vice Chairman of
           *           the Board and Director      July 10, 1996
Edward D. Miller


          *              Vice Chairman of the
William B. Harrison, Jr. Board and Director        July 10, 1996


           *             Vice Chairman of the
E. Michel Kruse          Board and Director        July 10, 1996


          *
Frank A. Bennack, Jr.    Director                  July 10, 1996

        *                Director                  July 10, 1996
Susan V. Berresford


        *                Director                  July 10, 1996
M. Anthony Burns


        *                Director                  July 10, 1996
H. Laurance Fuller


        *                Director                  July 10, 1996
Melvin R. Goodes


        *                Director                  July 10, 1996
William H. Gray III


        *                Director                  July 10, 1996
George V. Grune


        *                Director                  July 10, 1996
Harold S. Hook


        *                Director                  July 10, 1996
Helene L. Kaplan


        *                Director                  July 10, 1996
J. Bruce Llewellyn


        *                Director                  July 10, 1996
Edmund T. Pratt, Jr.


        *                Director                  July 10, 1996
Henry B. Schacht


        *                Director                  July 10, 1996
Andrew C. Sigler


        *                Director                  July 10, 1996
John R. Stafford


        *                Director                  July 10, 1996
Marina v.N. Whitman

        *                                          July 10, 1996
Peter J. Tobin           Chief Financial Officer
                         (Principal Financial Officer)



        *                                          July 10, 1996
Joseph L. Sclafani       Controller
                         (Principal Accounting Officer)



*Anthony  J.  Horan hereby signs this Registration Statement  on
Form S-8 on July 10, 1996 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herein.


                         By: /s/ Anthony J. Horan
                            Anthony J. Horan
                            Secretary

                         EXHIBIT INDEX



Exhibit             Description


   4.1    Restated Certificate of Incorporation.
   4.2 By-Laws (incorporated herein by reference to Exhibit 3.2 of the Corporation's Annual Report on Form 10-K, dated
          December 31, 1993, File No. 1-5805).
   5      Opinion of Neila B. Radin
   23.1   Consent of Price Waterhouse LLP.
   23.2   Consent  of  Neila  B.  Radin (included in Exhibit 5).
   24     Powers of Attorney.





















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